SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
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Capacitive Deionization Technology Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC. 13636 Neutron Rd.
Dallas, Texas 75244

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 14, 2005

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Capacitive Deionization Technology Systems, Inc. will be held at the Doubletree Hotel Dallas Near the Galleria, 4099 Valley View Lane, Dallas, Texas 75244 on Thursday, July 14, 2005, at 2:30 p.m. local time. The purposes of the meeting are:

1.	To elect four directors to serve until the 2006 Annual Meeting of Stockholders;

2.	To consider and approve an amendment to our Incentive Stock Option Plan;

3.	To ratify the appointment of Turner, Stone & Company, LLP as our independent auditors to serve for the 2005 fiscal year; and

4.	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

             Our Board of Directors has set June 10, 2005 as the record date for the meeting. This means that owners of our common stock at the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

             We will make a list of our stockholders as of the close of business on June 10, 2005 available for inspection during normal business hours from June 30, 2005 through July 14, 2005, at our principal place of business, 13636 Neutron Rd, Dallas, TX 75244. This list also will be available at the meeting.

On behalf of the Board of Directors,

/s/ Dallas Talley
Dallas Talley
President and Chief Executive Officer

Dallas, Texas June 10, 2005

We urge each stockholder to promptly sign and return the enclosed proxy card.

CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC. 13636 Neutron Rd.
Dallas, Texas 75244

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 14, 2005

        These proxy materials are furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Capacitive Deionization Technology Systems, Inc. (the "Company"), for use at the 2005 Annual Meeting of Stockholders of the Company. The meeting will be held at the Doubletree Hotel Dallas Near the Galleria, 4099 Valley View Lane, Dallas, Texas 75244 on Thursday, July 14, 2005, at 2:30 p.m. local time. The proxies also may be voted at any adjournments or postponements of the meeting. The mailing of this proxy statement to shareholders of the Company commenced on or about June 10, 2005. The cost of this solicitation will be borne by the Company. Directors, officers, and employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

        Only owners of record of issued and outstanding shares of our common stock at the close of business on June 10, 2005 are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of record is entitled to one vote for each share of common stock held. On June 10, 2005, there were 21,654,074 shares of our common stock issued and outstanding. Each share of common stock issued and outstanding on June 10, 2005 entitles the holder thereof to one vote on all matters submitted for a vote of the stockholders at the meeting. The quorum requirement for holding the meeting and transacting business is met when a majority of the outstanding shares entitled to be voted at the annual meeting are present in person or represented by proxy. Abstentions and broker "non-votes" are not counted as votes cast and, therefore, will have no effect on the vote for any proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and, therefore, does not have discretionary voting power for that particular item.

        Whether you hold shares directly as the stockholder of record or in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the instructions on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee. All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to or at the meeting. You can revoke your proxy by giving written notice to the company president, delivering a later-dated proxy, or by request in person at the meeting.

        You should specify your choice for each matter on the enclosed proxy card. If no instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees, FOR the proposal to amend our Incentive Stock Option Plan and FOR the proposal to ratify the appointment of Turner, Stone & Company LLP as our independent auditors. Pursuant to the Bylaws of the Company, a majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, constitute a quorum. An abstention counts as a vote against a proposal.

        Other than the three proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have discretion to vote your shares on any additional matters properly presented for a vote at the meeting. A representative of Manhattan Transfer Registrar Company, our transfer agent, will tabulate the votes and act as the inspector of elections. For questions about this Proxy Statement or the meeting, please contact Phil Marshall, our Chief Financial Officer, at (972) 934-1586.

Shareholder Proposals-   Rule 14a-8 of the SEC permits shareholders of a company, after timely notice to a company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by company action in accordance with the proxy rules. The Company's 2006 Annual Meeting of Stockholders is expected to be held on or about July 15, 2006. Proxy materials for that meeting are expected to be mailed on or about June 15, 2006. Pursuant to Rule 14-8, proposals to be included in the proxy statement for that meeting must be received by the Company in writing on or before February 17, 2006. The proposal must comply with regulations of the SEC regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Additionally, any stockholder proposal for consideration at the 2006 Annual Meeting, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary via facsimile to (972) 934-1592 or by mail at 13636 Neutron Rd., Dallas, TX 75244 no later than May 15, 2006 or else the proposal will be considered untimely pursuant to SEC Rules 14a-4 and/or 14a-5(e).

PROPOSAL 1: ELECTION OF DIRECTORS

        The Company currently has four directors, each of whom hold office until the next annual meeting of shareholders or until a successor shall have been elected and qualified. Each of the current directors has been nominated to stand for re-election at the meeting. You may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. Stockholders may not cumulate their votes in the election of directors. Directors will be elected by a plurality, which means that the three nominees receiving the greatest number of votes will be elected. We have no reason to believe that any of these nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board of Directors, or the Board may reduce the number of directors.

Our Board of Directors recommends a vote FOR the re-election of Ann Heywood, Takeshi Ogata, Tom Friezen, and Dallas Talley as directors.

INFORMATION ABOUT THE DIRECTORS

Name and Age	Position	Director Since	Shares Beneficially Owned	% of Stock
Dallas Talley (71)	Chairman, CEO, President	1998	999,500 (1)	4.65

Thomas Friezen (46)	Chairman Audit Committee	1997	406,800	1.89

Takeshi Ogata (66)	Director	2000	211,000	0.98

Ann Heywood (59)	Chairman Compensation Committee	2000	100,000	0.47

(1) Includes shares held by spouse

MEMBERS OF THE BOARD OF DIRECTORS

Ann Cochran Heywood: Ms. Heywood, serves as Chairman of the Compensation Committee. She has a broad background in early stage funding activities, technology development and commercialization, and longer-term management of technical organizations in the public and private sectors. She started the Russian Medical Technology program. Ms. Heywood is currently engaged in converting a Russian weapons assembly facility to the fabrication of kidney dialysis systems. She served as Deputy Secretary for Technology at the California Environmental Protection Agency (CalEPA) and also served as Vice President of Corporate Development at Thermatrix Corporation. Ms. Heywood has managed activities for technology development programs for LLNL, SAIC, TRW and the U.S. Department of Energy.

Tom Friezen, Mr. Friezen is chairman of the Audit Committee. Mr. Friezen, a registered CPA, is the CFO of a $150 million food processing company. He is responsible for financial, banking and legal activities of his company. He was responsible for two stock offerings and a public debt placement, which raised over $65 million in capital. He was also responsible for a $27 million business acquisition. He is also responsible for SEC Reporting and Compliance, taxation and shareholder relations within his company.

Takeshi Ogata: Mr. Ogata is a senior executive with Itochu Corporation of Tokyo, Japan. Within Itochu he has served as a Managing Director of Itochu Machinery and Information Group and Senior Managing Director as well as President of Itochu Construction. He is currently Chairman of Itochu's Innotech Corporation. Mr. Ogata was the leader in Itochu's corporate redirection into high technology businesses with a resulting $30 billion equity valuation. He was founder and Chairman of several Itochu technology companies including CTC, the largest systems integrator in Japan with an equity value of $10 billion and J-SAT, a joint venture of Itochu Sumitomo and NTT communications. Mr. Ogata also serves as a business consultant for the Company in Japan. .

Dallas Talley, Chairman and CEO, has over twenty-five years of high tech senior executive experience. He has been CEO of New York Stock Exchange and NASDAQ companies including Qantel Business Computers, Televideo Systems and Zentec Corp. He has also been founder and director of several emerging companies. Mr. Talley was Managing Partner of an international technology development group specializing in technology transfers in Asia Pacific, Europe and selected developing nations. He served on the Board of Directors of the American Electronics Association (AEA) from 1984 to 1989 and served as Chairman of AEA's Silicon Valley Chapter. Since joining the CDT Systems Board of Directors, Mr. Talley has been responsible for maintaining and expanding the company's relationship with Lawrence Livermore National Laboratories and for implementing the company's private placements and strategic alliances.

Board Compensation

The Company does not provide cash compensation for the members of the Company's Board of Directors, in their roles as directors. (Directors who are employees receive compensation for their services as employee of the Company.) However, each director is reimbursed for direct expenses incurred due to service on the Board of Directors. Each director who is not an employee is granted an option to acquire 100,000 shares of the Company's Common Stock, for three years service on the Board of Directors. One third of the options granted to each non-employee director are vested on the date of grant and one third on each of the next two anniversaries of the date they joined the Board of Directors.

Committees of the Board of Directors
The Board of Directors has established (i) an Audit Committee and (ii) a Compensation and Options Committee.

        Audit Committee.    Mr. Friezen (Chair) and Ms. Heywood are the current members of the Audit Committee. Both members of the Audit Committee are independent as defined by Section 240.10A-3 of the SEC regulations. The Board of Directors has not adopted a written charter for the Audit Committee. (The Board expects to consider adoption of a written charter in its next scheduled meeting in July 2005.) The Audit Committee recommends to the Board of Directors the independent public accountants and reviews the scope of the audit and the actual audit performed by them. It is responsible for insuring that the financial statements present fairly the financial condition of the Company.

On behalf of the Audit Committee, Mr. Friezen reviewed the 2004 financial statements, and discussed them with management and with the independent auditors, including the matters that are required to be discussed by SAS 61. The Audit Committee received the letter and written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, and discussed with the independent accountants their independence. Based upon these reviews and discussions, the audit committee recommended to the Board that the audited financials be included in the Company's Annual Report filed on Form 10-KSB filed with the SEC for fiscal year 2004.

Tom Friezen
Ann Heywood

        Compensation and Options Committee.    Ms. Heywood (Chair) and Mr. Friezen are the current members of the Compensation and Options Committee. All members of the Committee are independent as defined by the rules of the NYSE. The Compensation and Options Committee reviews and approves the compensation of the officers and approves the award of options or other compensation to the officers and other key employees.

The Nominating Process

          In prior years, the Board of Directors has identified candidates to be nominees for director through consultations with, and recommendations from, other directors, executive officers, including the Chief Executive Officer, third parties, and stockholders. In 2000, the Board established the Board of Advisors, one of the duties of which is to suggest candidates to replace vacancies on the Board of Directors.

Number of Meetings

        In fiscal year 2004, neither the Board nor any of its committees held any formal meetings. The Board and the committees were able to conduct all of their business during 2004 by means of telephone and unanimous consents. All of the directors participated by means of telephone conference in at least 75% of all Board of Directors and respective committee meetings.

Director Attendance at Annual Meeting of Stockholders
All directors are expected to attend the Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, there were no interlocks or insider participation among the members of the Compensation and Options Committee, other than the stock options awarded to all non-employee Directors as compensation for service.

Section 16(a) Beneficial Ownership Reporting Compliance

        Executive officers, directors and certain persons who own more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations to file reports of their ownership of our common stock with the SEC, and to furnish us with copies of the reports.

As of the date of filing this report, Mr. Marshall has filed a report on Form 3. However, the filing by Mr. Marshall was not on a timely basis. As of the date of filing this report, Mr. Talley has filed a report on Form 4. However, the filing by Mr. Talley was not on a timely basis.

EXECUTIVE OFFICERS

Executive Compensation

The following table sets forth certain information regarding our executive officers as of May 31, 2004:

Dallas Talley -	Chairman, CEO (and acting CFO until July 2003)
Phil Marshall	Chief Financial Officer, beginning July 1, 2003

Accrued

	Name	Year	Compensation (1)	Non-Cash
Compensation (2)	Total Compensation
	Dallas Talley	2004	$130,574	$10,000	$140,574
	Phil Marshall	2004	$146,947	$0	$146,947
	Dallas Talley	2003	$81,820	$57,500	$139,320
	Phil Marshall	2003	$54,315	$11,685	$66,000

(1)	Amounts earned, not necessarily paid during the year.
(2)	Represents the issuance of common stock in satisfaction of unpaid compensation.

Paid

Name	Year	Compensation (3)
Dallas Talley	2004	$179,233
Phil Marshall	2004	$106,188
Dallas Talley	2003	$18,399
Phil Marshall	2003	$ 7,860

(3)	Included in Accrued Compensation above, but not necessarily paid in the year accrued.

Dallas Talley, Chairman, CEO and President, has over twenty-five years of high tech senior executive experience. He has been CEO of New York Stock Exchange and NASDAQ companies including Qantel Business Computers, Televideo Systems and Zentec Corp. He has also been founder and director of several emerging companies. Mr. Talley was Managing Partner of an international technology development group specializing in technology transfers in Asia Pacific, Europe and selected developing nations. He served on the Board of Directors of the American Electronics Association (AEA) from 1984 to 1989 and served as Chairman of AEA's Silicon Valley Chapter. Since joining the Board of Directors in 1998, Mr. Talley has been responsible for maintaining and expanding the company's relationship with Lawrence Livermore National Laboratories and for implementing the company's private placements and strategic alliances.

Phil Marshall, Chief Financial Officer and Secretary, has over thirty years experience in financial management and audit services. He has been a Principal or Partner for over twenty years with KMG Main Hurdman, KPMG Peat Marwick, Jackson & Rhodes, and Whitley Penn. His public accounting experience includes multinational companies with extensive SEC reporting in a variety of operating companies including environmental, manufacturing and service companies. Mr. Marshall joined the Company in the third quarter of 2003.

Stock Option Grants

The Company has reserved 800,000 shares for issuance under the 2000 Stock Option Plan and 1,200,000 shares under the 2001 Stock Option Plan. All the options under the 2000 Plan have been issued and 500,000 options have been issued under the 2001 Plan as of December 31, 2004. Directors have been issued 400,000 options, all of which have been exercised. Members of the Advisory Board have been issued 400,000 options, of which 325,000 have been exercised. The only officer or director listed in the foregoing tables still owning any options or warrants to acquire additional shares, which are exercisable during the 60 days after the date hereof is Phil Marshall who has 200,000 shares exercisable at $.17 per share that were granted on July 1, 2003. The other 300,000 options which have been issued have been issued to key employees of the Company, who have not yet exercised any options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised in-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable(1)	Unexercisable
Phil Marshall	0	$ 0	80,000	120,000	$ 16,000	$ 24,000

the Advisory Board

The Advisory Board- The Company established an Advisory Board in 2000. The Advisory Board provides assistance to management and the Board of Directors as well as establishing a strong network of senior Executives, Government leaders, and Financial associates throughout the world. The Chairman of the Advisory Board receives an option covering 100,000 shares and all other members receive an option covering 75,000 shares with the same vesting schedule as the Board of Directors. That is, one third of the options are vested on the date of grant and one third on each of the next two anniversaries of the date they joined the Board of Directors.

Members of the Advisory Board-

Robert J. Gary, Chairman: Mr. Gary spent twelve years in managerial positions with General Electric's Large Power Apparatus Group. He was the Executive Vice President and General Manager of the Generating Company of Texas Utilities, a position he held until retirement. He was then appointed consulting Vice President to assist the President and Chairman of TU Electric. Mr. Gary has also served as an executive advisor on Westinghouse's Advance Design Nuclear Reactor Committee, the Atomic Industrial Forum Three Mile Island Recovery Committee and the Texas Utilities Blue Ribbon Task Force on Three Mile Island. In addition, he was co-founder of the Electrical Power Research Institute (EPRI) and a member of the Board of Directors of the American Mining Congress. Since 1992, Mr. Gary has concentrated only on humanitarian projects involving agriculture, environmental, medical electrical and water. Mr. Gary continues to focus on water matters, the increasing scarcity and quality, and how to innovatively advance technical solutions for water problems. Mr. Gary has been active in the development of CDT Systems, and has been instrumental in the company's worldwide strategy including implementing other water-based technologies within the CDT Systems group.

Chester W. Nosal: Mr. Nosal has been associated with CDT Systems since 1998 and was instrumental with the successful investment negotiations with ABB. He is an active advisor and consultant to the company on international policy and opportunities. He currently has an affiliation with a national law firm with an office in Washington, D.C. Mr. Nosal's law practice encompasses tax, international and telecommunications matters from domestic to global in scope. He was Senior Partner and head of the International Department with a practice in the Washington office of Winston & Strawn. Mr. Nosal also has been involved in business as an investor and director in many domestic and international corporations. He has served as a legal advisor to numerous countries and governments. His practice has included counseling countries on economic development, conducting legal audits of foreign legal, business and governmental systems and advising on foreign affairs; counseling, implementing, negotiating, structuring, and closing United States and international transactions in the following areas: telecommunications, worldwide merger and acquisitions/dispositions, joint ventures, licensing and franchising.

Tommy L. Thompson: Mr. Thompson provides consulting and management services to Flour Corporation. His duties include designing and executing recovery plans for troubled projects. He is also responsible for developing strategy and implementation plans for new markets. As Chief Operating Officer of International Isotopes, Inc., his responsibilities included construction of an FDA-approved radiopharmaceutical manufacturing facility. He also built and placed in to operation a cyclotron and a linear accelerator while working closely with Los Alamos Laboratory. Mr. Thompson also led the design and manufacture of a robotic manufacturing unit for International Isotopes. He has served as Executive Vice President of Coastal Power Company and resided several years in Hong Kong and Singapore while serving as Vice President of Dow Chemicals, Destec Energy (Asia) Corporation, Halliburton International and Brown and Root International Group. The early part of his career was spent with TXU in Dallas, Texas, including managing TXU's Generation Services Group where he had responsibility for a $100 million operating budget.

William S. Lee: Mr. Lee provides advisory services to the company on various legal and financial matters. He is licensed as an attorney and CPA in Texas. His current practice concentrates in the areas of business acquisitions, startups, and spin-offs. Previously, he served as General Counsel, then Chief Financial Officer, and finally Vice President, of INDSPEC Chemical Corporation, North America's only producer of resorcinol, establishing that company's legal department after the founding of the company, and advising the company through the completion of three change-of-control transactions, two manufacturing plant sales, a public bond offering, and a restructuring of the senior bank facility. Prior to that, he was in private law practice with Golden, Potts, Boeckman & Wilson, a Dallas, Texas law firm, concentrating on tax, securities, regulatory, and corporate matters. Prior to that, he was with Peat, Marwick, Mitchell & Co., CPAs, doing tax work for numerous consolidated groups and other clients.

Howard Pierce: Mr. Pierce was a Senior Executive with ABB Asea Brown Boveri, Ltd., a $25 Billion global corporation headquartered in Zurich, Switzerland from 1991 to 2001. His most recent position was President and CEO - ABB, Inc. with Group responsibility for the U.S. He was responsible for the divestiture of ABB Power Company, ABB Nuclear and the integration of Elsag Bailey. He previously served as President - ABB Steam Power Plants and Environmental Systems as well as Group Executive Vice President ABB Americas. Mr. Pierce has also served as President of ABB China, Ltd. and relocated its headquarters from Hong Kong to Beijing. He established fourteen majority-owned joint venture companies in China. Prior to ABB, Mr. Pierce was an executive with Westinghouse Electric Corporation from 1967 to 1990. His executive experience with Westinghouse included eight years as General Manager of the $400 Million Power Generation Operations Division and four years as Manufacturing Director - Westinghouse Power Systems Division. Mr. Pierce is currently a Director of Harsco Corp., Ambient Corp., Drexel University and Drexel Medical School. He was a past director of the U.S. China Business Council (Executive Committee) and Trustee of the Eisenhower Exchange Fellowship and past Director of the Save the Sound Charitable Foundation protecting Long Island Sound.

SECURITY OWNERSHIP OF MANAGEMENT, CERTAIN BENEFICIAL OWNERS AND THE ADVISORY BOARD

        The following table sets forth, as of May 1, 2005, the beneficial ownership of our common stock by: persons we know to be the beneficial owners of more than five percent of our issued and outstanding common stock; our directors; our Named Officers; and all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite the stockholder's name. Except as otherwise set forth below, shares of common stock not outstanding but deemed beneficially owned by virtue of a person or group having the right to acquire them within 60 days, including outstanding stock options, are treated as outstanding only for purposes of determining the percentage owned by such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership by any other person. The address for each executive officer and director listed below is c/o CDT Systems, Inc., 13636 Neutron Rd., Dallas, TX 75244.

Name	Position	Shares Beneficially Owned	% of Stock
Officers:
Dallas Talley	Pres/CEO	999,500	4.65
Phil Marshall	CFO/Sec	515,000(2)	2.40

Members of the Advisory Board:
Robert Gary	Chairman	396,000	1.84
Chester Nosal	Member	1,630,062	7.59
Tommy Thompson	Member	275,000	1.28
William Lee	Member	522,500	2.43
Howard Pierce	Member	-	-

All current Executive Officers, Board of Directors and Advisory Board members as a group		5,055,862(2)	23.53

Beneficial Owners:

Name		Number of Shares	% of Stock
Clark Vaught		2,106,500	9.80

Total Officers, Directors and Beneficial Owners		7,162,362	33.34

(1)	Includes shares held by spouse.
(2)	Includes unexercised options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has borrowed $1,768,000 and $1,368,000 as of March 31, 2005 and December 31, 2004, respectively, from certain related parties. Certain of the notes were past due as of March 31, 2005. The notes bear interest at rates ranging from 12% to 18% and, as of March 31, 2005, are convertible into 11,205,872 shares of common stock at prices ranging from $.13 to $.45 per share.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Phil Marshall has an employment agreement with the Company which provides for a salary of no less than $136,000 per annum, with health insurance and other benefits to be provided on a basis equivalent to the benefits paid to other executive officers of the Company. The agreement renews annually on a calendar year basis unless terminated by written notice given 180 days prior to a year end. The agreement also terminates upon death and, in the event of disability extending 180 days or more, may be terminated upon 60 days notice. The agreement also provides for 24 months of severence, unless termination was voluntary by the executive, for cause, or upon death or disability.

PROPOSAL 2:

APPROVAL OF THE AMENDMENT TO THE INCENTIVE STOCK OPTION PLAN

The Board of Directors recommends that you vote FOR the approval of the amendment to the Incentive Stock Option Plan in this Proposal 2.

        At the meeting, you will be asked to approve an amendment to our 2001 Stock Option Plan (the "ISO Plan") to increase by 2,000,000 the number of shares of our common stock available for grant under the ISO Plan from 1,200,000 shares 2,200,000 shares.

        In 2000, the Company adopted the 2000 ISO Plan to improve stockholder value by providing additional incentives to hire, motivate and retain key employees. That plan provided for 800,000 shares available for grant, all of which have now been granted and exercised. None of these options are still outstanding.

        In 2001, the Company adopted the 2001 ISO Plan, which was approved by the stockholders in the Annual Meeting held July 31, 2001. The 2001 plan provides for 1,200,000 shares available for grant. As of May 31, 2005, options covering 500,000 shares of common stock have been awarded under the ISO Plan. The outstanding options have exercise prices ranging from $0.167 per share to $0.33 per share and expiration dates from July, 2005 to March, 2008. The closing price of the Company's common stock on the OTCBB on May 31, 2005 was $0.30 per share. Should the stockholders approve the proposed amendment to the ISO Plan, the total number of shares of our common stock available for future grants under the ISO Plan would be 2,700,000 shares (including the 700,000 shares currently available), or approximately 12.4% of the Company's current outstanding common stock.

        The ISO Plan authorizes the Company, through the Board of Directors and the Compensation and Options Committee, to grant stock options to employees, consultants and directors. The additional 2,000,000 shares will allow the Company to continue this long-term incentive program.  The ability to award stock options is critical in recruiting and retaining competent personnel. The Board of Directors believes that our growth is dependent upon our ability to attract, employ and retain executives, employees and consultants of outstanding ability who will dedicate maximum productive efforts toward the advancement of the Company. Strong competition among companies for capable managers makes it necessary for us to maintain a strong and competitive incentive program. In particular, the additional options will allow the Company to award the influx of new personnel expected to be hired once the Company begins operating a production facility.

Summary of the Plan

        The following is a summary of the ISO Plan and is qualified in its entirety by the full text of the ISO Plan. Any stockholder may obtain a copy of the ISO Plan by writing to Corporate Secretary, CDT Systems, Inc., 13636 Neutron Rd., Dallas, TX 75244.

Eligibility

        Our employees, non-employee directors and consultants, including those of our subsidiaries, are eligible to be selected by our Board of Directors or Compensation and Options Committee to receive options under the ISO Plan. Our Board of Directors or Compensation and Options Committee, as administrator of the ISO Plan, determines, subject to the terms of the plan, the exercise prices, vesting schedules, expiration dates and other material conditions under which recipients may exercise their options.

Types of Stock Options

        Options granted under the ISO Plan may be either options that are intended to qualify for treatment as "incentive stock options" under Section 422 of the Internal Revenue Code or options that are not so intended, which are "non-qualified stock options." The exercise price of options under the ISO Plan must be at least 85% of the fair market value of a share of our common stock on the date of grant, and not less than 110% of such fair market value in the case of an incentive stock option granted to a participant owning 10% or more of our common stock. The ISO Plan limits the number of shares covered by incentive stock options exercisable by an individual for the first time in a calendar year to an aggregate fair market value of $100,000, as measured on the date of the grant. In addition, the Plan provides that no person shall receive Options under this Plan which exceed 50,000 shares during any fiscal year of the Corporation.

        The Board of Directors or Compensation and Options Committee may condition the exercise of any option upon any factors the Board of Directors or Compensation Committee may determine. No option granted under the ISO Plan is transferable by an optionee other than by will or by the laws of descent and distribution.

Termination of Awards

        The term of an option may not exceed ten years (or five years in the case of an incentive stock option granted to a participant owning 10% or more of our common stock). In addition, an optionee who leaves our employment will generally have no more than three months to exercise an option to the extent exercisable at the date of termination, reduced to no days if employment is terminated for deliberate gross or willful misconduct, and increased to one year if termination is due to disability.

Federal Income Tax Consequences

        The following is a brief summary of the Federal income tax consequences of certain transactions arising pursuant to the ISO Plan, based on federal income tax laws and regulations currently in effect, as applicable to participants who are both citizens and residents of the United States. This summary is not intended to be exhaustive and does not describe tax consequences other than federal income taxes. Additional or different federal income tax consequences to the Company or to a participant may result depending upon the individual circumstances and upon additional factors not described below.

        Incentive stock options.    In general, for regular Federal income tax purposes, a participant will not be required to recognize taxable income upon the grant or the exercise of an incentive stock option. For purposes of the Federal alternative minimum tax, however, the participant will be required to treat an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment in computing the participant's alternative minimum taxable income. If the participant does not dispose of the common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise of the incentive stock option, then the subsequent disposition of the common stock will generally result in a long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. In such a case, the Company will not be entitled to any income tax deduction as a result of either the grant, the exercise, or the disposition of such an option. However, if the participant disposes of common stock which was acquired upon the exercise of the incentive stock option within either of the above-mentioned time periods, then in the year of such disposition, the participant generally will recognize ordinary income, and the Company generally will be entitled to an income tax deduction in an amount equal to the lesser of (1) the fair market value of the common stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain realized by the participant in excess of such amount will generally be taxed to the individual as capital gain.

        Non-qualified stock options. At the time of the grant of a non-qualified stock option, the participant will not recognize any taxable income and the Company will not be entitled to an income tax deduction. Upon the exercise of a non-qualified stock option, the participant generally will recognize ordinary income and the Company generally will be entitled to take an income tax deduction in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the participant, the participant will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

Adjustments in the event of Future Transactions

        The number of shares of common stock reserved for issuance under the ISO Plan will be adjusted automatically if there is any future change in the Company's capitalization from a stock dividend or a stock split and may be adjusted to reflect a change in the Company's capitalization resulting from a merger, consolidation, acquisition, spin-off, reorganization or liquidation. The Board of Directors may amend, suspend or terminate the ISO Plan, although no such amendment, suspension or termination may adversely affect the options previously granted.

        The preceding summary does not discuss certain special rules that may apply to a participant who chooses to pay the exercise price, in whole or in part, by the surrender of Company stock or rights to Company stock.

        In voting on the approval of the amendment to our ISO Plan, you may vote in favor of the proposal, against the proposal or abstain from voting on the proposal. The amendment to our ISO Plan will be approved upon receiving the affirmative vote of the holders of a majority of or common stock present or represented by proxy and entitled to vote at the annual meeting.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors recommends that you vote FOR the ratification of the appointment of Turner, Stone & Company, LLP as our independent auditors as described in this Proposal 4.

        The Audit Committee has appointed Turner, Stone & Company, LLP to serve as our independent auditors for the fiscal year ending December 31, 2005. Turner, Stone & Company, LLP has been serving on a temporary basis since May 3, 2005, awaiting ratification of their appointment by the shareholders.

        We have been advised by Turner, Stone & Company, LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

        One or more representatives of Turner, Stone & Company, LLP and Weaver and Tidwell, LLC will be present at this year's annual meeting of stockholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        In voting on the ratification of the appointment of Turner, Stone & Company, LLP as our independent auditors, you may vote in favor of the ratification, against the ratification or abstain from voting on the ratification. The ratification of the appointment of Turner, Stone & Company, LLP as our independent auditors will be approved upon receiving the affirmative vote of the holders of a majority of our common stock present or represented by proxy and entitled to vote at the annual meeting. If our stockholders do not ratify the appointment of Turner, Stone & Company, LLP, our Audit Committee may reconsider the appointment.

Change in Accountant

As of May 3, 2005, the Board of Directors of the Registrant approved the engagement of Turner, Stone & Company, L.L.P. ("Turner, Stone") as the Registrant's principal accountant to replace Weaver and Tidwell L.L.P. ("Weaver and Tidwell"), the previous accountant, who resigned on May 3, 2005.

Weaver and Tidwell's reports on the Registrant's financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that Weaver and Tidwell's report included a paragraph that described conditions that raised substantial doubt about the Registrant's ability to continue as a going concern.

During the Registrant's most recent fiscal year or in the subsequent interim period through May 3, 2005 (the date of resignation) (i) there have been no disagreements with Weaver and Tidwell on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure which disagreement(s), if not resolved to Weaver and Tidwell's satisfaction, would have caused Weaver and Tidwell to make reference to the subject matter of the disagreement(s) in connection with its report, and (ii) there were no "reportable events" as such term is defined in Item 304 (a) (1) (v) of Regulation S-K. However, as reported in the Company's Form 10-KSB for the fiscal year ended December 31, 2004, Weaver and Tidwell has communicated to the Company's audit committee a reportable condition regarding the Registrant's inadequacy of staffing levels in the financial reporting function that could result in an inability to meet financial reporting objectives. The Registrant and its audit committee are in the process of taking the steps necessary to correct this identified reportable condition.

Weaver and Tidwell did not advise the Registrant during the Registrant's most recent fiscal year or in the subsequent interim period through May 3, 2005 (the date of resignation):

that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management

(i) of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years or any subsequent interim period that if further investigated might

(a) materially have impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report or (b) have caused it to be unwilling to rely on management's representations or be associated with the Registrant's financial statements, and (ii) it did not, due to its dismissal or for any other reason, expand the scope of its audit or conduct such further investigation; or

that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (a) a previously issued report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

The Registrant has requested Weaver and Tidwell to provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements set forth above. A copy of Weaver and Tidwell's letter to the Securities and Exchange Commission is filed as Exhibit 16 to the Form 8-K.

Weaver and Tidwell was authorized by the Registrant to respond fully to the inquiries of Turner, Stone.

Turner, Stone has been engaged by the Registrant as its new independent principal accountant to audit the Registrant's financial statements.

Prior to engaging Turner, Stone, the Registrant has not consulted with Turner, Stone during the Registrant's most recent fiscal year or in the period since the end of the most recent fiscal year, or in any matter regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrants that Weaver and Tidwell concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or any other event described above.

Audit and Other Fees [Prior Accountant]

The following table presents fees for professional services rendered by our independent auditors, Weaver & Tidwell, LLP that were billed to us for fiscal years 2004 and 2003:

	2004	2003
	(in thousands)
Audit fees(1)	$ 21,000	$ 19,500
Audit-related fees(2)	0	0
Tax fees(3)	0	0
All other fees	______	______

Total fees:	$ 21,000	$ 19,500

__________________

(1)Audit fees consist of professional services rendered for the audit of our annual financial statements and the reviews of the quarterly financial statements. This category also includes fees for issuance of comfort letters, consents, assistance with and review of documents filed with the SEC, statutory audit fees and work done by tax professionals in connection with the audit and quarterly reviews. Fees are presented in the period to which they relate versus the period in which they were billed. Fees for the year ended March 31, 2003 have been restated to conform to this presentation.

(2)Audit-related fees primarily include fees for audits of our benefit plans, operating lease facilities and assistance with Section 404 internal control reporting requirements.
(3)Tax fees include fees primarily related to tax compliance, tax advice and tax planning.

OTHER PROPOSALS

The Company does not know of any proposals or other items, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, that are expected to come before the meeting.

        As to any other proposal or item that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.  The proxy card and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

Annual Report

        An Annual Report of the Company setting forth the Company's activities and containing financial statements of the Company for the calendar year 2004 accompanies this Notice of Annual meeting and Proxy Statement. [The Annual Report consists of a letter from the CEO, the Company's Annual Report on Form 10-KSB for 2004 and the Company's Form 8-K dated May 3, 2005 reporting on a change of accountants.]

We will provide without charge the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, to any person requesting a copy in writing and stating that he or she was a beneficial holder of the Company's common stock on June 14, 2004. We will also furnish copies of any exhibits to the Form 10-K at $0.50 per page, paid in advance. Requests and inquiries should be addressed to: Corporate Secretary, CDT Systems, Inc., 13636 Neutron Rd., Dallas, TX 75244.

The Company's 2004 Annual Report to stockholders should not be regarded as proxy soliciting material or as a communication for which a solicitation of proxies is to be made.

EXHIBIT A

AMENDMENT TO THE
CDT SYSTEMS, INC.
2001 STOCK OPTION PLAN

        WHEREAS, Capacitive Deionization Technology Systems, Inc., a Nevada corporation (the "Corporation"), previously adopted the CDT Systems, Inc. 2001 Stock Option Plan (the "Plan") pursuant to approval by the shareholders at the 2001 Annual Meeting of Shareholders held on July 31, 2001;

        WHEREAS, Section 14 of the Plan provides that the shareholders of the Corporation must approve any amendment that increases the maximum number of shares as to which options may be granted under the Plan; and

WHEREAS, the Corporation desires to amend the Plan to increase the maximum aggregate number of shares as to which options may be granted under the Plan from 1,200,000 shares to 3,200,000 shares;

        NOW, THEREFORE, pursuant to the power of amendment reserved in Section 14 of the Plan, Section 3 of the Plan is hereby amended in its entirety, effective as of the date of adoption of this Amendment, to increase the number of shares from 1,200,000 to 3,200,000 as follows:

3. Shares Available Under Plan. The number of shares, which may be issued pursuant to Options granted under this Plan shall not exceed 3,200,000 shares of the Common Stock of the Corporation; provided, however, that shares which become available as a result of canceled, unexercised, lapsed or terminated Options granted under this Plan shall be available for issuance pursuant to Options subsequently granted under this Plan under a stock for stock exercise of a stock option or the withholding of stock for the payment of taxes, only the net number of shares issued to the optionee shall be used to calculate the number of shares remaining for distribution under the Plan. The shares issued upon exercise of Options granted under this Plan may be authorized and unissued shares or shares previously acquired or to be acquired by the Corporation.

CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC
Solicited on Behalf of the Board of Directors
For the Annual Meeting of Shareholders
To be Held on July 14, 2005

1. Election of Directors

________________FOR all nominees

________________FOR all nominees, except as struck below

________________WITHHOLD AUTHORITY for all nominees

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "FOR ALL NOMINEES, EXCEPT AS STRUCK BELOW" line and strike a line through the nominee's name in the list below.)

Thomas Friezen
Ann Heywood
Takeshi Ogata
Dallas Talley

2. Approve the amendment of the 2001 Stock Option Plan

________________FOR

________________AGAINST

________________ABSTAIN

3. Ratify the appointment of Turner, Stone & Company, L.L.P. as the independent auditor for CDT Systems, Inc. for the fiscal year ending December 31, 2005.

________________FOR

________________AGAINST

________________ABSTAIN

4. Consider any other business that may properly be brought before the meeting or any adjournment of the annual meeting.

________________FOR

________________AGAINST

________________ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

SIGNATURE	DATE

SIGNATURE	DATE

(if jointly held) If acting Attorney, Executor, Trustee or other representative capacity, please sign name and title

EXHIBIT B
THE CDT SYSTEMS, INC.
2001 STOCK OPTION PLAN

1.         Purpose. The purpose of the CDT Systems, Inc. 2001 Stock Option Plan is to provide a continuing, long-term incentive to selected eligible officers, directors, key employees and consultants of CDT Systems, Inc. (the "Corporation") and of any subsidiary corporation of the Corporation (the "Subsidiary"), as herein defined; to provide a means of rewarding outstanding performance; and to enable the Corporation to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.

2. Definitions. The following words and phrases as used herein shall have the meanings set forth below:

a.	"Board" shall mean the Board of Directors of the Corporation as it may be comprised from time to time.

b.	"Change in Control" shall mean any of the following:

     (1)     any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities; or

     (2)     a business combination, following which shareholders of the Corporation do not continue to own at least 50% of the voting power of the resulting entity or the members of the Corporation's Board of Directors prior to the transaction do not constitute a majority of the resulting entity's Board of Directors; or

     (3)     a liquidation, dissolution or sale of all or substantially all of the assets of the Corporation, and immediately thereafter, there is no substantial continuity of ownership with respect to the Corporation and the entity to which such assets have been transferred.

c.	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

d.

"Committee" shall mean a committee of the Board as may be designated by the Board, from time to time, for the purpose of administering this plan as contemplated by Article 4 hereof. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

e.	"Common Stock" shall mean the common stock, $.01 par value, of the Corporation.

f.

"Consultant" means any person, including an advisor, engaged by the Corporation or any Parent Corporation or Subsidiary of the Corporation to render services, who is not an employee of the Corporation or any Parent Corporation of Subsidiary of Corporation.

g.	"Corporation" shall mean CDT Systems, Inc., a Nevada corporation.

h.	Non-Employee Directors" shall mean a "Non-Employee Director" within the meaning of Rule 16b-3(b )(3) under the Securities Exchange Act, as amended, or any successor rule.

i.

"Fair Market Value" of any security on any given date shall be determined by the Committee as follows: (a) if the security is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq National Market System or the Nasdaq Small Cap Market, the last reported sales price on the principal such exchange or Nasdaq System on the date in question, or if such security shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq System on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange or the Nasdaq System, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board System, closing bid price for such security on the date in question, or if there is no such bid price for such security on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) nor (b) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

j.	"Incentive Stock Option" shall mean any stock option granted pursuant to this Plan as an "incentive stock option" within the meaning of Section 422 of the Code.

k.	"Non-Qualified Stock Option" shall mean any stock option granted pursuant to this Plan that is not an Incentive Stock Option.

l.	"Option" shall mean any stock option granted pursuant to this Plan, whether an Incentive Stock Option or a Non-Qualified Stock Option.

m.	"Optionee" shall mean any person who is the holder of an Option granted pursuant to this Plan.

n.

"Outside Director" shall mean a director who (a) is not a current employee of the Corporation or any member of an affiliated group, which includes the Corporation; (b) is not a former employee of the Corporation who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Corporation; (d) does not receive Remuneration from the Corporation, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. F or this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

o.	"Plan" shall mean this 2001 Stock Option Plan of the Corporation.

p.	"Subsidiary" shall mean any corporation (other than the Corporation) which at the time qualifies as a subsidiary of the Corporation under Section 425(f) of the Code.

q.	"Tax Date" shall mean the date on which the amount of tax to be withheld is determined under the Code.

3.        Shares Available Under Plan. The number of shares, which may be issued pursuant to Options granted under this Plan shall not exceed 1,200,000 shares of the Common Stock of the Corporation; provided, however, that shares which become available as a result of canceled, unexercised, lapsed or terminated Options granted under this Plan shall be available for issuance pursuant to Options subsequently granted under this Plan under a stock for stock exercise of a stock option or the withholding of stock for the payment of taxes, only the net number of shares issued to the optionee shall be used to calculate the number of shares remaining for distribution under the Plan. The shares issued upon exercise of Options granted under this Plan may be authorized and unissued shares or shares previously acquired or to be acquired by the Corporation.

4. Administration.

       4: 1.       The Plan will be administered by the Board or a Committee of at least two directors, all of whom shall be Outside Directors and Non-Employee Directors. The Committee may be a subcommittee of the Compensation Committee of the Board.

       4.2.        The Committee will have plenary authority, subject to provisions of the Plan, to determine when and to whom Options will be granted, the term of each Option, the number of shares covered by it, the participation by the Optionee in other plans, and any other terms or conditions of each Option. The Committee shall determine with respect to each grant of an Option whether a participant shall receive an Incentive Stock Option or a Non-Qualified Stock Option. The number of shares, the term and the other terms and conditions of a particular kind of Option need not be the same, even as to Options granted at the same time. The Committee's recommendations regarding Option grants and terms and conditions thereof will be conclusive.

       4.3.        The Committee will have the sole responsibility for construing and interpreting the Plan, for establishing and amending any rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or about the construction, administration, interpretation and effect of the Plan and of its rules and regulations will, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and will be conclusive and binding on all Optionees, all successors, and any other person, whether that person is claiming under or through any Optionee or otherwise.

       4.4.        The Committee will designate one of its members as chairman. It will hold its meetings at the times and places as it may determine. A majority of its members will constitute a quorum, and all determinations of the Committee will be made by a majority of its members. Any determination reduced to writing and signed by all members will be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, who need not be a member of the Committee, and may make such rules and regulations for the conduct of its business as it may deem advisable.

       4.5.        No member of the Committee will be liable, in the absence of bad faith, for any act or omission with respect to his services on the Committee. Service on the Committee will constitute service as a member of the Board, so that the members of the Committee will be entitled to indemnification and reimbursement as Board members pursuant to its Bylaws.

       4.6.        The Committee will regularly inform the Board as to its actions with respect to all Options granted under the Plan and the terms and conditions and any such Options in a manner, at any times, and in any form as the Board may reasonably request.

       4.7.       Any other provision of the Plan to the contrary notwithstanding, the Committee is authorized to take such action as it, in its discretion, may deem necessary or advisable and fair and equitable to Optionees in the event of: a Change in Control of the Corporation; a tender, exchange or similar offer for all or any part of the Common Stock made by any entity, person or group (other than the Corporation, any Subsidiary of the Corporation or any savings, pension or other benefit plan for the benefit of employees of the Corporation or its Subsidiaries); a merger of the Corporation into, a consolidation of the Corporation with, or an acquisition of the Corporation by another corporation; or a sale or transfer of all or substantially all of the Corporation's assets. Such action, in the Committee's discretion, may include (but shall not be deemed limited to): establishing, amending or waiving the forms, terms, conditions or duration of Options so as to provide for earlier, later, extended or additional terms for exercise of the whole, or any installment, thereof; alternate forms of payment; or other modifications. The Committee may take any such actions pursuant to this Section 4.7 by adopting rules or regulations of general applicability to all Optionees, or to certain categories of Optionees: by amending or waiving terms and conditions in stock option agreements; or by taking action with respect to individual Optionees. The Committee may take any such actions before or after the public announcement of any such Change in Control, tender offer, exchange offer, merger, consolidation, acquisition or sale or transfer of assets.

5.	Participants.

       5.1.       Participation in this Plan shall be limited to officers and regular full-time executive, administrative, professional, production and technical employees of the Corporation or of a Subsidiary, or Consultants of the Corporation or of a Subsidiary and to all Directors of the Company.

5.2. Subject to other provisions of this Plan, Options may be granted to the same participants on more than one occasion.

       5.3.       The Committee's determination under the Plan including, without limitation, determination of the persons to receive Options, the form, amount and type of such Options, and the terms and provisions of Options need not be uniform and may be made selectively among otherwise eligible participants, whether or not the participants are similarly situated.

5.4. No person shall receive Options under this Plan which exceed 50,000 shares during any fiscal year of the Corporation.

6.	Terms and Conditions.

       6.1.       Each Option granted under the Plan shall be evidenced by a written agreement, which shall be subject to the provisions of this Plan and to such other terms and conditions as the Corporation may deem appropriate.

       6.2.       Each Option agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten years from the date of the grant for any Option granted pursuant to Section 6.3(a) hereof, seven years from the date of grant for any Option granted pursuant to 6.3(b) hereof and ten years and one day from the date of grant for any Option designated by the Committee as a Non-Qualified Stock Option) and shall provide that the Option shall expire at the end of such period; provided, however, the term of each Option shall be subject to the power of the Committee, among other things, to accelerate or otherwise adjust the terms for exercise of Options pursuant to Section 4.7 hereof in the event of the occurrence of any of the events set forth therein.

       6.3.       The exercise price per share shall be determined by the Committee at the time any Option is granted; provided, however, that in no event shall the exercise price per share purchasable under a Non-Qualified Stock Option be less than 85% of the Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, and, if the Option is an Incentive Stock Option, shall be determined as follows:

       (a)       For employees who do not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, the Incentive Stock Option exercise price per share shall not be less than one hundred percent (100%) of Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

       (b)       For employees who own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, the Incentive Stock Option exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

       6.4.       The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Corporation or its Subsidiaries is exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

       6.5.       An Option shall be exercisable at such time or times, and with respect to such minimum number of shares, as may be determined by the Corporation at the time of the grant. The Option agreement may require, if so determined by the Corporation, that no part of the Option may be exercised until the Optionee shall have remained in the employ of the Corporation or of a Subsidiary for such period after the date of the Option as the Corporation may specify, notwithstanding the foregoing and subject to the discretionary acceleration rights of the Committee, an Option granted to a director, officer or 10% shareholders of the Corporation shall not be exercisable for a period of six (6) months unless the Option has been approved by the Board, the Committee or the shareholders of the Corporation.

       6.6.       The Corporation may prescribe the form of legend which shall be affixed to the stock certificate representing shares to be issued and the shares shall be subject to the provisions of any repurchase agreement or other agreement restricting the sale or transfer thereof. Such agreements or restrictions shall be noted on the certificate representing the shares to be issued.

7.	Exercise of Option.

       7.1.       Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice thereof, delivered to the Secretary of the Corporation (or such other person as he may designate). The notice shall state the number of shares with respect to which the Options are being exercised and shall be accompanied by payment in full for the number of shares so designated. Shares shall be registered in the name of the Optionee unless the Optionee otherwise directs in his or her notice of election.

       7.2.       Payment shall be made to the Corporation either (i) in cash, including certified check, bank draft or money order, (ii) at the discretion of the Corporation, by delivering Common Stock of the Corporation already owned by the participant, (iii) at the discretion of the Corporation, by delivering a promissory note, containing such terms and conditions acceptable to the Corporation, for all or a portion of the purchase price of the shares so purchased, or a combination of (i), (ii) and (iii). With respect to (ii) the Fair Market Value of stock so delivered shall be determined as of the date immediately preceding the date of exercise.

       7.3.       Upon notification of the amount due and prior to, or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an Option, the Optionee shall promptly pay to the Corporation any amount necessary to satisfy applicable federal, state or local withholding tax requirements.

       7.4.       If the terms of an Option so permit, an Optionee, other than a member of the Committee, may elect by written notice to the Secretary of the Corporation (or such other person as he may designate), to satisfy the withholding tax requirements associated with the exercise of an Option by authorizing the Corporation to retain from the number of shares of Common Stock that would otherwise be deliverable to the Optionee that number of shares having an aggregate Fair Market Value on the Tax Date equal to the tax payable by the Optionee under Section 7.3. Any such election shall be in accordance with, and subject to, applicable tax and securities laws, and regulations and rulings and in the event shares are withheld, the amount withheld may not exceed the minimum required federal, state and FICA withholding amounts. Where shares are transferred to an Optionee prior to the Tax Date, the Optionee shall agree in any such election to surrender that number of shares having an aggregate Fair Market Value on the Tax Date equal to the tax payable by the Optionee under Section 7.3. In addition, any election to have shares withheld pursuant to this Section 7.4 will be irrevocable by the Optionee and will in any event be subject to the disapproval of the Committee.

8.        Adjustments of Option Stock. In case the shares issuable upon exercise of any Option granted under the Plan at any time outstanding shall be subdivided into a greater or combined into a lesser number of shares (whether with or without par value), the number of shares purchasable upon exercise of such Option immediately prior thereto shall be adjusted so that the Optionee shall be entitled to receive a number of shares which he or she would have owned or have been entitled to receive after the happening of such event had such Option been exercised immediately prior to the happening of such subdivision or combination or any record date with respect thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such subdivision or combination retroactive to the record date, if any, for such subdivision or combination. The Option price (as such amount may have theretofore been adjusted pursuant to the provisions hereof) shall be adjusted by multiplying the Option price immediately prior to the adjustment of the number of shares purchasable under the Option by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of the Option immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter. Substituted shares of stock shall be deemed shares under Section 3 of the Plan.

9.        Assignments. Any Option granted under this Plan shall be exercisable only by the Optionee to whom granted during his or her lifetime and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Board or the Committee may, in its discretion, determine that an Option may be exercised by a person other than the Optionee and that an Option may be transferable based on he tax and federal securities law considerations then in effect for such Options.

10.        Severance; Death; Disability. An Option shall terminate, and no rights thereunder may be exercised, if the person to whom it is granted ceases to be employed by the Corporation or by a Subsidiary except that:

       10.1.       If the employment of the Optionee is terminated by any reason other than his or her death or disability, the Optionee may at any time within not more than three months after termination of his or her employment, exercise his or her Option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment; provided, however, that if the employment is terminated by deliberate, willful or gross misconduct as determined by the Committee, all rights under the Option shall terminate and expire upon such termination.

       10.2.       If the Optionee dies while in the employ of the Corporation or a Subsidiary, or within not more than three months after termination of his or her employment, the Optionee's rights under the Option may be exercised at any time within one year following such death by his or her personal representative or by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent they were exercisable by the Optionee on the date of death.

       10.3.       If the employment of the Optionee is terminated because of permanent disability, the Optionee, or his or her legal representative, may at any time within not more than one year after termination of his or her employment, exercise his or her Option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment.

10.4. Notwithstanding anything contained in Sections 10.1, 10.2 and 10.3 to the contrary, no Option rights shall be exercisable by anyone after the expiration of the terms of the Option.

       10.5.       Transfers of employment between the Corporation and a Subsidiary, or between Subsidiaries, will not constitute termination of employment for purposes of any Option granted under this Plan. The Committee may specify in the terms and conditions of an Option whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Option and the Plan.

11.       Rights of Participants. Neither the participant nor the personal representatives, heirs, or legatees of such participant shall be or have any of the rights or privileges of a shareholder of the Corporation in respect of any of the shares issuable upon the exercise of an Option granted under this Plan unless and until certificates representing such shares shall have been issued and delivered to the participant or to such personal representatives, heirs or legatees.

12.       Securities Registration. If any law or regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Corporation or the participant to take any action in connection with the exercise of an Option, then notwithstanding any contrary provision of an Option agreement or this Plan, the date for exercise of such Option and the delivery of the shares purchased thereunder shall be deferred until the completion of the necessary action. In the event that the Corporation shall deem it necessary, the Corporation may condition the grant or exercise of an Option granted under this Plan upon the receipt of a satisfactory certificate that the Optionee is acquiring the Option or the shares obtained by exercise of the Option for investment purposes and not with the view or intent to resell or otherwise distribute such Option or shares. In such event, the stock certificate evidencing such shares shall bear a legend referring to applicable laws restricting transfer of such shares. In the event that the Corporation shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any shares with respect to which an Option shall have been granted or exercised, then the participant shall cooperate with the Corporation and take such action as is necessary to permit registration or qualification of such Options or shares.

13. Duration and Amendment.

       13.1.       There is no express limitation upon the duration of the Plan, except for the requirement of the Code that all Incentive Stock Options must be granted within ten years from the date the Plan is approved by the shareholders.

       13.2.       The Board may terminate or may amend the Plan at any time, provided, however, that the Board may not, without approval of the shareholders of the Corporation, (i) increase the maximum number of shares as to which options may be granted under the Plan, (ii) permit the granting of Incentive Stock Options at less than 100% of Fair Market Value at time of grant, or (iii) permit any change, which results in any repricing of any award or option heretofore granted hereunder.

14.       Approval of Shareholders. This Plan expressly is subject to approval of holders of a Majority of the outstanding shares of Common Stock of the Corporation, and if it is not so approved on or before one year after the date of adoption of this Plan by the Board, the Plan shall not come into effect, and any Options granted pursuant to this Plan shall be deemed canceled.

15.       Conditions of Employment. The granting of an Option to a participant under this Plan who is an employee shall impose no obligation on the Corporation to continue the employment of any participant and shall not lessen or affect the right of the Corporation to terminate the employment of the participant.

16.       Other Options. Nothing in the Plan will be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association, or other entity, or to grant Options to, or assume Options of, any person for the acquisition by purchase, lease, merger, consolidation, or otherwise, of all or any part of the business and assets of any person, firm, corporation, association, or other entity.

Adopted by Board of Directors:
Approved by Shareholders:
July 31, 2001